Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL 2021

Achieves Solid Finish to Fiscal 2021, Positive Momentum for Fiscal 2022

HIGH POINT, N.C. (June 16, 2021) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results from continuing operations for the fourth quarter and fiscal year ended May 2, 2021.

Fiscal 2021 Fourth Quarter Financial Summary(1)

▪

Net sales were $79.1 million, up 67 percent over the prior-year period, with mattress fabrics sales up 84 percent and upholstery fabrics sales up 50 percent compared with the fourth quarter of last year.

▪

Income from continuing operations (operating income) for the fourth quarter of fiscal 2021 was $1.6 million, compared with a loss from continuing operations of $(18.0) million for the prior-year period, which included $13.7 million in non-cash asset impairment charges.

▪

Net income from continuing operations (GAAP) for the fourth quarter of fiscal 2021 was $1.5 million, or $0.12 per diluted share, compared with net loss from continuing operations (GAAP) of $(16.2) million, or $(1.32) per diluted share, for the fourth quarter of fiscal 2020.

▪

Adjusted net income from continuing operations (non-GAAP) for the fourth quarter of fiscal 2021 was $1.4 million, or $0.11 per diluted share, compared with adjusted net loss from continuing operations (non-GAAP) of $(5.3) million, or $(0.43) per diluted share, for the prior-year period.(2)  (See reconciliation table on page 17.)

▪

The company’s financial position as of the end of fiscal 2021 reflected total cash and investments of $46.9 million and no outstanding borrowings.  This compares with a net cash position of $38.7 million as of the end of the prior year.  (See summary of cash and investments table on page 12.)

▪

The company announced a quarterly cash dividend of $0.11 per share, payable in July.  At an annual indicated dividend of $0.44 per share, the yield is 2.57 percent, based upon yesterday’s closing stock price of $17.14 per share.

(1)

During the fourth quarter of fiscal 2020, the company sold its majority ownership interest in eLuxury, LLC, resulting in the elimination of its home accessories segment.  Accordingly, the financial results for this segment are excluded from the reported financial performance of the company’s continuing operations and are presented as a discontinued operation in the company’s consolidated financial statements.

(2)

Adjusted net income from continuing operations for the fourth quarter of fiscal 2021 excludes an $819,000 gain on bargain purchase associated with the company’s fourth-quarter acquisition of the remaining fifty percent ownership interest in its former unconsolidated joint venture located in Haiti, as well as $742,000 in certain tax adjustments for the quarter.  Adjusted net loss from continuing operations for the prior-year period excludes $13.7 million in non-cash asset impairment charges and $2.8 million in income tax expense.  (See reconciliation table on page 17).

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

Fiscal 2021 Full Year Financial Summary(1)(3)

▪	Net sales were $299.7 million, up 17 percent compared with the prior year, with mattress fabrics sales up 20 percent and upholstery fabrics sales up 14 percent.
▪

Income from continuing operations (operating income) for fiscal 2021 was $12.1 million, compared with a loss from continuing operations of $(7.6) million for the prior year, which included $13.7 million in non-cash asset impairment charges.

▪

Net income from continuing operations (GAAP) was $3.2 million, or $0.26 per diluted share, which includes $2.2 million in other expense relating primarily to foreign exchange rate fluctuations associated with the company’s operations located in China.  This compares with a net loss from continuing operations (GAAP) of $(11.2) million, or $(0.90) per diluted share, for the prior year, which included $902,000 in other expense.

▪

Adjusted net income from continuing operations (non-GAAP) for fiscal 2021 was $7.3 million, or $0.59 per diluted share, compared with adjusted net income from continuing operations (non-GAAP) of $1.2 million, or $0.10 per diluted share, for the prior year.(4)  (See reconciliation table on page 18.)

▪

Cash flow from operations and free cash flow for fiscal 2021 were $21.5 million and $14.4 million, respectively, compared with cash flow from operations and free cash flow of $5.0 million and $1.5 million, respectively, for the prior year.  (See reconciliation table on page 14.)

▪

Trailing twelve months adjusted EBITDA for fiscal 2021 was $18.5 million, or 6.2 percent of net sales, compared to $13.6 million, or 5.4 percent of net sales, for the prior year (See reconciliation table on page 19.)

▪

The company paid $5.3 million in dividends during fiscal 2021.  In March 2021, the Board of Directors reinstated the company’s share repurchase program, which was previously suspended in April 2020 due to uncertainty surrounding the COVID-19 pandemic.  There is $5.0 million available under the share repurchase program authorized by the Board of Directors in March 2020.

Financial Outlook

▪

Although subject to uncertainties, the company is encouraged by the execution of its product-driven strategy and continued strength in demand for home furnishing products, as well as its expanding market share reach.

▪	The company’s net sales for the first quarter of fiscal 2022 are expected to increase approximately 20 percent compared to the prior-year period.

▪

The company’s consolidated operating income (income from continuing operations) for the first quarter of fiscal 2022 is expected to be significantly improved as compared to the prior-year period and as compared to the fourth quarter of fiscal 2021.

▪	For the full fiscal 2022 year, the company expects net sales to continue increasing moderately and consolidated operating income to increase significantly, as compared to fiscal 2021.

(3)	The fiscal 2021 year had 52 weeks compared to 53 weeks in fiscal 2020.

(4)

Adjusted net income from continuing operations for fiscal 2021 excludes an $819,000 gain on bargain purchase associated with the company’s fourth-quarter acquisition of the remaining fifty percent ownership interest in its former unconsolidated joint venture located in Haiti, as well as $4.9 million in income tax expense for the year.  Adjusted net income from continuing operations for the prior year excludes $13.7 million in non-cash asset impairment charges and $1.3 million in income tax expense.  (See reconciliation table on page 18).

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

▪

The company’s expectations for the first quarter and the full fiscal 2022 year are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends.  The outlook assumes there will be no further pandemic-related shutdowns and no material changes in freight and raw material costs, foreign currency exchange rates, recent consumer trends, or other circumstances beyond the company’s control.

      Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “We are pleased to have delivered a strong fourth quarter, with dramatic sales growth across both our divisions and consolidated operating income in line with expectations.  Despite some ongoing headwinds, we ended a tumultuous year with strength and momentum.  Demand remained strong during the quarter as consumer focus on the home continued, and our robust global platform and long-term supplier relationships enabled us to service the surge in demand for fabric and sewn covers from both new and existing customers.

      “For the full year, we overcame tremendous adversity to deliver strong growth in sales and operating performance compared to the prior year.  Our company’s solid foundation and spirit of innovation helped us to successfully weather the initial pandemic-related downturn in our business at the end of fiscal 2020 and capitalize on market share opportunities throughout fiscal 2021.  Our performance during fiscal 2021 reflects the advantage of our diversified manufacturing and sourcing capabilities, the stability of our supply chain, the strong appeal of our innovative product offerings, and the benefits of our digital design and marketing capabilities. The exceptional execution by both divisions during this challenging operating environment strengthened our customer relationships and generated positive momentum to start fiscal 2022.

      “In addition to our improved sales and operating performance, our cash flow for the year and our balance sheet remained strong.  We ended fiscal 2021 with $46.9 million in total cash and investments and no outstanding debt.

      “Our existing Haiti operations have performed well for our mattress fabrics segment during fiscal 2021.  As previously reported, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture in Haiti during the fourth quarter, and we are now the sole owner with full control of this mattress cover operation. With respect to this acquisition, we reported a gain from bargain purchase totaling $819,000.  We are also happy to announce an additional expansion to our Haiti operations to include a third facility.  This new building will be dedicated to production of cut and sewn upholstery kits.  Construction began during the fourth quarter and is expected to be complete during the second quarter of fiscal 2022.  The new facility will primarily support committed demand from an existing customer of the upholstery fabrics division.  We believe this move will enhance our speed to market, provide growth opportunities, and mitigate some risk for our upholstery fabrics business with near-shore capabilities that complement our strong Asian platform.

      “Importantly, we finished the year as a stronger company both operationally and financially thanks to the extraordinary efforts and resilience of our associates around the world.  We are extremely proud of their hard work, adaptability, and perseverance in the face of unique challenges and uncertainties.  Our teams came together across divisions to service our customers and meet critical needs throughout the pandemic, while remaining diligent in their efforts to provide a safe environment for our employees, customers, business partners, and the communities we serve.  We are grateful for their unwavering dedication and tremendous accomplishment during this challenging time.

      “Looking ahead, we are entering fiscal 2022 with a positive outlook for our business.  We are proud of our achievements to absorb the increase in demand during fiscal 2021, and we are even more pleased about the outlook for home furnishing demand trends that support our continued growth during fiscal 2022.  We also believe our hospitality business will begin to see improvement as conditions normalize in the travel and leisure industry.  Heading into the first quarter, we are faced with some continued near-term pressures in both divisions relating to ongoing customer capacity limitations, primarily due to supply chain disruption for non-fabric components and labor shortages, as well as increasing raw material and freight costs and ongoing foreign currency fluctuations in China and Canada.  We expect that most of these headwinds are temporary and will be mitigated to some extent by recent pricing actions taken by both divisions.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

      “Despite these challenges, we believe our business will continue its solid and improved performance during fiscal 2022.  We will maintain our focus on innovation and emphasize efforts to increase our market share and make progress on ESG initiatives throughout the year.  On the innovation front, we are excited to advance the tremendous synergies developing between our two divisions by combining our design, innovation, and sales teams for both businesses into a shared space at our new innovation campus in downtown High Point, North Carolina.  This design-driven space will pull our top creative talent together to support collaboration across divisions and provide an everyday space to gather, meet with customers, develop new products, and showcase our technologies and innovations from fabric to sewn cover.  I am extremely proud of our company’s accomplishments in fiscal 2021, and I am confident that we are well-positioned to deliver value for our customers, employees, and shareholders in fiscal 2022 and beyond,” added Culp.

Segment Update

      Mattress Fabrics Segment

      Sales for this segment were $42.9 million for the fourth quarter, up 84 percent compared with sales of $23.4 million in the fourth quarter of fiscal 2020, which was impacted by the COVID-19 pandemic.  For fiscal 2021, mattress fabric sales were $157.7 million, up 20 percent compared with $131.4 million in fiscal 2020.

      “We were energized by the significant growth in top line performance for the mattress fabric segment during the fourth quarter,” said Sandy Brown, president of the company’s mattress fabrics division.  “Our increase in sales compared to the prior-year period, as well as our top line growth for the full fiscal year, was driven by the ongoing consumer focus on the home environment, combined with our relentless focus on product innovation, creative designs, and our ability to service the increased demand through our strong global platform.  We benefitted from market share gains across a diversified group of new and existing customers, including further growth in our sewn mattress cover business.  Our fabric-to-cover model, as well as our on-shore, near-shore, and off-shore supply chain strategy, is proving to be a preferred platform for providing our mattress cover customers with the agility and value they need for their business.

      “While we are pleased with our sales growth for the fourth quarter, our operating performance, though dramatically improved as compared to the prior-year period, was affected by several factors.  We were able to meet the extraordinary increase in customer demand during the quarter, but in doing so we incurred considerable operating inefficiencies to satisfy this surge.  Additionally, we were pressured by increased raw material prices, freight costs, and unfavorable foreign currency fluctuations in Canada and China.  Notably, although we announced a price increase during the fourth quarter to help mitigate higher freight and raw material costs, this action did not take effect until the beginning of fiscal 2022, resulting in a temporary cost-price lag that affected our operating performance for the quarter.

      “Our improved operating performance for fiscal 2021, as compared to the prior year, primarily reflects our solid increase in sales for the year, offset somewhat by the same factors that affected the fourth quarter, as well as disruption in our customers’ supply chains for non-fabric components.

      “Although there are lingering pressures heading into fiscal 2022, we believe we are well positioned to gain market share, and we expect our solid top line performance to continue at improved profitability levels during the year.  We have the ability to leverage our creative designs, innovative products, digital marketing strategies, and global production capabilities to enhance our leadership position and sustain Culp’s competitive advantage,” added Brown.

      Upholstery Fabrics Segment

      Sales for this segment were $36.1 million for the fourth quarter, up 50 percent compared with sales of $24.0 million in the fourth quarter of fiscal 2020, which was impacted by the COVID-19 pandemic.  For fiscal 2021, upholstery fabric sales were $142.1 million, up 14 percent compared with $124.8 million in fiscal 2020.

      “We were very pleased by the strong growth in sales and operating performance for the upholstery fabric segment during the fourth quarter and the fiscal 2021 year,” said Boyd Chumbley, president of the company’s upholstery fabrics division.  “We successfully navigated the significant headwinds we

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

were facing going into the quarter, including customer supply chain constraints and container availability, as well as the impact of the Chinese New Year holiday timing, to deliver better than expected results.  We executed well on our product driven strategy and continued to benefit from the strength and flexibility of our platform in Asia, including our stable, long-term supplier relationships and our expanded cut and sew capabilities in Vietnam.

      “Our growth for the fourth quarter and the fiscal 2021 year was driven by strong industry demand in our residential business, as well as the benefits of market share gains and product innovation with our popular LiveSmart® portfolio of products.  This growth was partially offset by lower sales for our hospitality business, which remained under pressure due to pandemic-related disruptions affecting the travel and leisure industries.

      “Our improved operating performance for the fourth quarter and fiscal 2021, as compared to the prior-year periods, reflects the significant increase in sales for our residential business, offset somewhat by unfavorable China foreign exchange rate fluctuations and reduced demand in our hospitality business.

      “Looking ahead, we are encouraged by the continuing strong backlog in our residential upholstery business and the expected recovery in our hospitality segment.  We are confident in our ability to meet this demand, and we believe our recent price increase at the end of the fourth quarter will help offset the ongoing China foreign exchange rate fluctuations.  We are also excited to be expanding our capacity for cut and sewn upholstery kits with a new production facility in Haiti, which is expected to be completed during the second quarter of fiscal 2022.  While we expect that certain near-term headwinds, including rising freight and raw material costs, may temporarily pressure our business during fiscal 2022, we are confident in our ability to navigate these headwinds and believe our business is well positioned for the long term. Above all, we remain focused on providing innovative products that meet the changing demands of our valued customers,” added Chumbley.

Balance Sheet

      “We are pleased to end fiscal 2021 with a strong financial position,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of May 2, 2021, we reported $46.9 million in total cash and investments and no outstanding borrowings, up from our $38.7 million net cash position as of the end of fiscal 2020.  We generated cash flow from operations of $21.5 million and free cash flow of $14.4 million for the year, compared with cash flow from operations of $5.0 million and free cash flow of $1.5 million for the prior year.  (See reconciliation table on page 14.)  This year-over-year improvement reflects higher earnings and a focused attention on working capital management throughout the year.  During fiscal 2021, we spent $6.7 million in capital expenditures and $892,000 in acquisition-related expenses.  We also returned $5.3 million to shareholder through regular quarterly dividends.”

Dividends and Share Repurchases

      The company announced that its Board of Directors has approved the payment of a quarterly cash dividend of 11 cents per share.  This compares with 10.5 cents per share paid for the same period last year, reflecting an increase of five percent.  At an annual indicated dividend of 44 cents per share, the yield is 2.57 percent, based upon yesterday’s closing stock price of $17.14 per share.  The next quarterly payment will be made on July 16, 2021, to shareholders of record as of July 9, 2021.

      On March 2, 2021, the Board of Directors reinstated the company’s share repurchase plan, which was previously suspended in April 2020 due to economic uncertainty relating to the COVID-19 pandemic.  The company did not repurchase any shares during the fourth quarter of fiscal 2021, leaving the full $5.0 million available under the share repurchase program approved by the Board in March 2020.

Conference Call

      CULP will hold a conference call to discuss financial results for the fourth quarter and fiscal 2021 year on June 17, 2021, at 11:00 a.m. Eastern Time.   A live webcast of this call can be accessed on the investor relations section of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days on the investor relations section of the company’s website, beginning at 2:00 p.m. Eastern Time on June 17, 2021.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

About the Company

      CULP is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at CULP’s manufacturing facilities and fabrics sourced through other suppliers.  CULP has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

      This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations, meet our guidance, or that these beliefs will prove correct.

      Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive based on price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR THREE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales
	(7)	(7)
	May 2,	May 3,	% Over	May 2,	May 3,
	2021	2020	(Under)	2021	2020
Net sales	$79,063	47,378	66.9%	100.0%	100.0%
Cost of sales	(67,266)	(44,333)	51.7%	85.1%	93.6%
Gross profit from continuing operations	11,797	3,045	287.4%	14.9%	6.4%
Selling, general and administrative expenses	(10,158)	(7,327)	38.6%	12.8%	15.5%
Asset impairments (5)	—	(13,712)	(100.0)%	0.0%	(28.9)%
Income (loss) from continuing operations	1,639	(17,994)	(109.1)%	2.1%	(38.0)%
Interest expense	—	(84)	(100.0)%	0.0%	(0.2)%
Interest income	36	121	(70.2)%	0.0%	0.3%
Gain on bargain purchase (1)	819	—	100.0%	1.0%	0.0%
Other expense	(152)	(426)	(64.3)%	0.2%	0.9%
Income (loss) before income taxes from continuing operations	2,342	(18,383)	(112.7)%	3.0%	(38.8)%
Income tax (expense) benefit (2) (6)	(857)	2,237	(138.3)%	36.6%	12.2%
Loss from investment in unconsolidated joint venture	—	(65)	(100.0)%	0.0%	(0.1)%
Net income (loss) from continuing operations	1,485	(16,211)	(109.2)%	1.9%	(34.2)%
Loss before income taxes from discontinued operation (3)	—	(8,698)	(100.0)%	—	(18.4)%
Income tax expense (3) (4) (6)	—	(2,916)	(100.0)%	—	(33.5)%
Net loss from discontinued operation (3)	—	(11,614)	(100.0)%	—	(24.5)%
Net income (loss)	$1,485	(27,825)	(105.3)%	1.9%	(58.7)%

Net income (loss) from continuing operations per share - basic	$0.12	$(1.32)	(109.2)%
Net income (loss) from continuing operations per share - diluted	$0.12	$(1.32)	(109.1)%
Net loss from discontinued operation per share - basic	$—	$(0.94)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.94)	(100.0)%
Net income (loss) per share - basic	$0.12	$(2.26)	(105.3)%
Net income (loss) per share - diluted	$0.12	$(2.26)	(105.3)%
Average shares outstanding-basic	12,310	12,297	0.1%
Average shares outstanding-diluted	12,399	12,297	0.8%

Notes

(1)

Effective February 1, 2021, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture located in Haiti. Pursuant to this transaction, we are now the sole owner with full control over this operation. The gain on bargain purchase represents the net assets acquired from this transaction that were more than the purchase price totaling $954,000.

(2)	Percent of sales column for income tax (expense) benefit is calculated as a % of income (loss) before income taxes from continuing operations.

(3)	Effective March 31, 2020, we sold our entire ownership interest in eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

(4) Percent of sales column for income tax expense is calculated as a % of loss before income taxes from discontinued operation.

(5) During the three-month period ending May 3, 2020, we incurred asset impairment charges totaling $13.7 million that pertained to goodwill and certain intangible assets. Of this $13.7 million, $11.5 million, and $2.2 million were associated with the mattress fabrics segment and upholstery fabrics segment, respectively.

(6) The presentation of income tax (expense) benefit between continuing operations and discontinued operation has been revised from amounts for the three-months ended May 3, 2020, previously reported on our Form 8-K dated June 30, 2020. This revision mostly relates to an income tax charge of $2.3 million for the establishment of a full valuation allowance against a U.S. capital loss carryforward that was associated with the sale of our entire ownership interest in eLuxury, LLC during the fourth quarter of fiscal 2020. This $2.3 million income tax charge was originally reported as part of our continuing operations on our Form 8-K dated June 30, 2020 and is now being reported as part of our discontinued operation under the revised presentation. This revision relates solely to the presentation of income tax (expense) benefit as between our continuing operations and discontinued operation. As a result, the revision has no effect on total amount of income tax expense, net income, and comprehensive income for the fourth quarter of fiscal 2020 and has no effect on the amounts reported for the full fiscal year 2020.

(7) See page 17 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-month periods May 2, 2021, and May 3, 2020, which include certain charges and credits.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR TWELVE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	TWELVE MONTHS ENDED
	Amount			Percent of Sales
	(6)	(6)
	May 2,	May 3,	% Over	May 2,	May 3,
	2021	2020	(Under)	2021	2020
Net sales	$299,720	256,166	17.0%	100.0%	100.0%
Cost of sales	(249,888)	(215,668)	15.9%	83.4%	84.2%
Gross profit from continuing operations	49,832	40,498	23.0%	16.6%	15.8%
Selling, general and administrative expenses	(37,756)	(34,424)	9.7%	12.6%	13.4%
Asset impairments (5)	—	(13,712)	(100.0)%	0.0%	(5.4)%
Restructuring credit	—	70	(100.0)%	(0.0)%	0.0%
Income (loss) from continuing operations	12,076	(7,568)	(259.6)%	4.0%	(3.0)%
Interest expense	(51)	(106)	(51.9)%	0.0%	0.0%
Interest income	244	897	(72.8)%	0.1%	0.4%
Gain on bargain purchase (1)	819	—	100.0%	0.3%	0.0%
Other expense	(2,208)	(902)	144.8%	0.7%	0.4%
Income (loss) before income taxes from continuing operations	10,880	(7,679)	(241.7)%	3.6%	(3.0)%
Income tax expense (2)	(7,693)	(3,354)	129.4%	70.7%	(43.7)%
Income (loss) from investment in unconsolidated joint venture	31	(125)	(124.8)%	0.0%	(0.0)%
Net income (loss) from continuing operations	3,218	(11,158)	(128.8)%	1.1%	(4.4)%
Loss before income taxes from discontinued operation (3)	—	(17,577)	(100.0)%	0.0%	(6.9)%
Income tax benefit (3) (4)	—	68	(100.0)%	0.0%	0.4%
Net loss from discontinued operation (3)	—	(17,509)	(100.0)%	0.0%	(6.8)%
Net income (loss)	$3,218	(28,667)	(111.2)%	1.1%	(11.2)%

Net income (loss) from continuing operations per share - basic	$0.26	$(0.90)	(129.0)%
Net income (loss) from continuing operations per share - diluted	$0.26	$(0.90)	(129.0)%
Net loss from discontinued operation per share - basic	$—	$(1.41)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(1.41)	(100.0)%
Net income (loss) per share - basic	$0.26	$(2.32)	(111.3)%
Net income (loss) per share - diluted	$0.26	$(2.32)	(111.3)%
Average shares outstanding-basic	12,300	12,378	(0.6)%
Average shares outstanding-diluted	12,322	12,378	(0.5)%

Notes

(1)

Effective February 1, 2021, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture located in Haiti. Pursuant to this transaction, we are now the sole owner with full control over this operation. The gain on bargain purchase represents the net assets acquired from this transaction that were more than the purchase price totaling $954,000.

(2)	Percent of sales column for income tax expense is calculated as a % of income (loss) before income taxes from continuing operations.

(3)	Effective March 31, 2020, we sold our entire ownership interest in eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

(4) Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operation.

(5) During the fiscal year ending May 3, 2020, we incurred asset impairment charges totaling $13.7 million that pertained to goodwill and certain intangible assets. Of this $13.7 million, $11.5 million, and $2.2 million were associated with the mattress fabrics segment and upholstery fabrics segment, respectively.

(6) See page 18 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the fiscal years ending May 2, 2021, and May 3, 2020, which include certain charges and credits.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

CONSOLIDATED BALANCE SHEETS

MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)
	May 2,	* May 3,	Increase (Decrease)
	2021	2020	Dollars	Percent
Current assets
Cash and cash equivalents	$37,009	69,790	(32,781)	(47.0)%
Short-term investments - Held-To-Maturity	3,161	4,271	(1,110)	(26.0)%
Short-term investments - Available for Sale	5,542	923	4,619	500.4%
Accounts receivable	37,726	25,093	12,633	50.3%
Inventories	55,917	47,907	8,010	16.7%
Current income taxes receivable	—	1,585	(1,585)	(100.0)%
Other current assets	3,852	2,116	1,736	82.0%
Total current assets	143,207	151,685	(8,478)	(5.6)%
Property, plant & equipment, net	44,003	43,147	856	2.0%
Intangible assets	3,004	3,380	(376)	(11.1)%
Long-term investments - Rabbi Trust	8,415	7,834	581	7.4%
Long-term investments - Held-To-Maturity	1,141	2,076	(935)	(45.0)%
Right of use asset	11,730	3,903	7,827	200.5%
Deferred income taxes	545	793	(248)	(31.3)%
Investment in unconsolidated joint venture	—	1,602	(1,602)	(100.0)%
Other assets	2,035	664	1,371	206.5%
Total assets	$214,080	215,084	(1,004)	(0.5)%
Current liabilities
Line of credit - China operations	$—	1,015	(1,015)	(100.0)%
Paycheck Protection Program Loan	—	7,606	(7,606)	(100.0)%
Accounts payable - trade	42,540	23,002	19,538	84.9%
Accounts payable - capital expenditures	348	107	241	225.2%
Operating lease liability - current	2,736	1,805	931	51.6%
Deferred revenue	540	502	38	7.6%
Accrued expenses	14,839	5,687	9,152	160.9%
Income taxes payable - current	229	395	(166)	(42.0)%
Total current liabilities	61,232	40,119	21,113	52.6%
Line of credit - U.S. operations	—	29,750	(29,750)	(100.0)%
Accrued expenses - long-term	—	167	(167)	(100.0)%
Operating lease liability - long-term	6,821	2,016	4,805	238.3%
Income taxes payable - long-term	3,326	3,796	(470)	(12.4)%
Deferred income taxes	5,330	1,818	3,512	193.2%
Deferred compensation	8,365	7,720	645	8.4%
Total liabilities	85,074	85,386	(312)	(0.4)%
Shareholders' equity	129,006	129,698	(692)	(0.5)%
Total liabilities and shareholders' equity	$214,080	215,084	(1,004)	(0.5)%
Shares outstanding	12,313	12,285	28	0.2%

* Derived from audited financial statements.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

SUMMARY OF CASH, INVESTMENTS, AND DEBT

MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	May 2,	May 3,
	2021	2020*
Cash and Investments
Cash and cash equivalents	$37,009	$69,790
Short-term investments - Available for Sale	5,542	923
Short-term investments - Held-To-Maturity	3,161	4,271
Long-term investments - Held-To-Maturity	1,141	2,076
Total Cash and Investments	$46,853	$77,060

Debt
Line of credit - China operations	$—	$1,015
Paycheck Protection Program Loan	—	7,606
Line of credit - U.S. operations	—	29,750
Total debt	$—	$38,371
Net Cash Position	$46,853	$38,689

* Derived from audited financial statements,

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	TWELVE MONTHS ENDED
	Amounts
	May 2,	May 3,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,218	$(28,667)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,846	7,827
Amortization	466	647
Stock-based compensation	1,251	614
Asset impairments	—	33,914
Reversal of contingent consideration associated with discontinued operation	—	(6,081)
Loss on disposal of discontinued operation	—	1,606
Deferred income taxes	3,760	(1,694)
Gain on bargain purchase	(819)	—
Gain on sale of property, plant, and equipment	(57)	(238)
Realized (gain) loss on sale of short-term investments available for sale	(6)	10
(Income) loss from investment in unconsolidated joint venture	(31)	125
Foreign currency exchange loss	1,520	109
Changes in assets and liabilities, net of effects of acquisition and disposal of business:
Accounts receivable	(12,117)	(1,994)
Inventories	(7,225)	(837)
Other current assets	(1,442)	342
Other assets	(1,452)	(48)
Accounts payable	17,228	499
Deferred revenue	38	103
Accrued expenses and deferred compensation	9,457	(1,017)
Accrued restructuring costs	—	(124)
Income taxes	843	(126)
Net cash provided by operating activities	21,478	4,970
Cash flows from investing activities:
Cash paid for acquisition of business, net of cash acquired (1)	(892)	—
Capital expenditures	(6,664)	(4,585)
Proceeds from the sale of equipment	12	672
Proceeds from long-term note receivable associated with discontinued operation	—	1,523
Investment in unconsolidated joint venture	(90)	(220)
Proceeds from the sale of short-term investments (Held to Maturity)	10,165	6,100
Purchase of short-term and long-term investments (Held to Maturity)	(8,173)	(7,465)
Purchase of short-term investments (Available for Sale)	(5,044)	(7,555)
Proceeds from the sale of short-term investments (Available for Sale)	468	6,606
Proceeds from the sale of long-term investments (rabbi trust)	157	—
Purchase of long-term investments (rabbi trust)	(619)	(788)
Net cash used in investing activities	(10,680)	(5,712)
Cash flows from financing activities:
Proceeds associated with lines of credit	—	30,765
Payments associated with lines of credit	(30,772)	—
Proceeds associated with Paycheck Protection Program Loan	—	7,606
Payments associated with Paycheck Protection Program Loan	(7,606)	—
Proceeds from subordinated loan payable associated with the noncontrolling interest of discontinued operation	—	250
Cash paid for acquisition of business	—	(1,532)
Dividends paid	(5,292)	(5,075)
Common stock repurchased	—	(1,680)
Common stock surrendered for payroll withholding taxes	(25)	(51)
Capital contribution associated with the noncontrolling interest of discontinued operation	—	360
Payments of debt issuance costs	(15)	—
Net cash (used in) provided by financing activities	(43,710)	30,643
Effect of exchange rate changes on cash and cash equivalents	131	(119)
(Decrease) increase in cash and cash equivalents	(32,781)	29,782
Cash and cash equivalents at beginning of year	69,790	40,008
Cash and cash equivalents at end of period	$37,009	$69,790
Free Cash Flow (2)	$14,405	$1,453

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

Notes

(1)

Effective February 1, 2021, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture located in Haiti. Pursuant to this transaction, we are now the sole owner with full control over this operation. For the year ending May 2, 2021, the cash paid for acquisition of business represents the purchase price of $954,000, partially offset by $62,000 of cash acquired.

(2)	Reconciliation of Free Cash Flow:

	FY 2021	FY 2020
A) Net cash provided by operating activities	$21,478	4,970
B) Minus: Capital Expenditures	(6,664)	(4,585)
C) Plus: Proceeds from the sale of equipment	12	672
D) Plus: Proceeds from long-term note receivable associated with discontinued operation	—	1,523
E) Minus: Investment in unconsolidated joint venture	(90)	(220)
F) Plus: Proceeds from the sale of long-term investments (rabbi trust)	157	—
G) Minus: Purchase of long-term investments (rabbi trust)	(619)	(788)
H) Effects of exchange rate changes on cash and cash equivalents	131	(119)
Free Cash Flow	$14,405	1,453

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	May 2,	May 3,	% Over	May 2,	May 3,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$42,938	23,354	83.9%	54.3%	49.3%
Upholstery Fabrics	36,125	24,024	50.4%	45.7%	50.7%
Net Sales	$79,063	47,378	66.9%	100.0%	100.0%

Gross Profit (Loss) from Continuing Operations by Segment				Gross Profit Margin
Mattress Fabrics	$5,215	(270)	N.M.	12.1%	(1.2)%
Upholstery Fabrics	6,582	3,315	98.6%	18.2%	13.8%
Gross Profit from Continuing Operations	$11,797	3,045	287.4%	14.9%	6.4%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$2,941	2,494	17.9%	6.8%	10.7%
Upholstery Fabrics	3,969	2,825	40.5%	11.0%	11.8%
Unallocated Corporate expenses	3,248	2,008	61.8%	4.1%	4.2%
Selling, General and Administrative Expenses	$10,158	7,327	38.6%	12.8%	15.5%

Income (loss) from continuing operations by Segment				Operating Income Margin
Mattress Fabrics	$2,274	(2,764)	N.M.	5.3%	(11.8)%
Upholstery Fabrics	2,613	490	433.3%	7.2%	2.0%
Unallocated corporate expenses	(3,248)	(2,008)	61.8%	(4.1)%	(4.2)%
Subtotal	$1,639	(4,282)	(138.3)%	2.1%	(9.0)%
Asset impairments (1)	—	(13,712)	(100.0)%	0.0%	(28.9)%
Income (loss) from Continuing Operations	$1,639	(17,994)	N.M	2.1%	(38.0)%

Depreciation Expense by Segment
Mattress Fabrics	$1,435	1,695	(15.3)%
Upholstery Fabrics	208	187	11.2%
Discontinued Operation	-	64	(100.0)%
Depreciation Expense	$1,643	1,946	(15.6)%

Notes

(1)

See page 17 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-month periods ending May 2, 2021, and May 3, 2020, which include certain charges and credits.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE TWELVE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	TWELVE MONTHS ENDED
	Amounts			Percent of Total Sales
	May 2,	May 3,	% Over	May 2,	May 3,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$157,671	131,412	20.0%	52.6%	51.3%
Upholstery Fabrics	142,049	124,754	13.9%	47.4%	48.7%
Net Sales	$299,720	256,166	17.0%	100.0%	100.0%

Gross Profit from Continuing Operations by Segment				Gross Profit Margin
Mattress Fabrics	$23,864	16,278	46.6%	15.1%	12.4%
Upholstery Fabrics	25,968	24,220	7.2%	18.3%	19.4%
Gross Profit from Continuing Operations	$49,832	40,498	23.0%	16.6%	15.8%

Selling, General, and Administrative Expenses by Segment				Percent of Total Sales
Mattress Fabrics	$12,066	11,354	6.3%	7.7%	8.6%
Upholstery Fabrics	14,092	14,353	(1.8)%	9.9%	11.5%
Unallocated Corporate expenses	11,598	8,717	33.1%	3.9%	3.4%
Selling, General, and Administrative Expenses	$37,756	$34,424	9.7%	12.6%	13.4%

Income (loss) from Continuing Operations by Segment				Operating Income Margin
Mattress Fabrics	$11,798	4,924	139.6%	7.5%	3.7%
Upholstery Fabrics	11,876	9,867	20.4%	8.4%	7.9%
Unallocated corporate expenses	(11,598)	(8,717)	33.1%	(3.9)%	(3.4)%
Subtotal	$12,076	6,074	98.8%	4.0%	2.4%
Asset impairments (1)	—	(13,712)	(100.0)%	0.0%	(5.4)%
Restructuring credit (1)	—	70	(100.0)%	0.0%	0.0%
Income (loss) from continuing operations	$12,076	(7,568)	(259.6)%	4.0%	(3.0)%

Depreciation Expense by Segment
Mattress Fabrics	$6,014	6,712	(10.4)%
Upholstery Fabrics	832	765	8.8%
Discontinued Operation	—	350	(100.0)%
Depreciation Expense	$6,846	7,827	(12.5)%

Notes

(1)	See page 18 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the fiscal years ending May 2, 2021, and May 3, 2020, which include certain charges and credits.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		May 2, 2021	As Reported		May 3, 2020
	May 2,		Adjusted	May 3,		Adjusted
	2021	Adjustments	Results	2020	Adjustments	Results

Gross profit from continuing operations	$11,797	—	$11,797	$3,045	—	$3,045
Selling, general, and administrative expenses	(10,158)	—	(10,158)	(7,327)	—	(7,327)
Asset impairments (2)	-	—	—	(13,712)	13,712	—
Income (loss) from continuing operations	$1,639	—	$1,639	$(17,994)	13,712	$(4,282)
Gain on bargain purchase (1)	$819	(819)	$—	$—	$—	$—
Income (loss) before income taxes from continuing operations	$2,342	(819)	$1,523	$(18,383)	13,712	$(4,671)
Income tax (expense) benefit (3)	(857)	742	(115)	2,237	(2,809)	(572)
Loss from investment in unconsolidated joint venture	—	—	—	(65)	—	(65)
Net income (loss) from continuing operations	$1,485	(77)	$1,408	$(16,211)	10,903	$(5,308)
Net income from continuing operations per share - basic	$0.12		$0.11	$(1.32)		$(0.43)
Net income from continuing operations per share - diluted	$0.12		$0.11	$(1.32)		$(0.43)
Average shares outstanding-basic	12,310		12,310	12,297		12,297
Average shares outstanding-diluted	12,399		12,399	12,297		12,297

Notes

(1)

Effective February 1, 2021, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture located in Haiti. Pursuant to this transaction, we are now the sole owner with full control over this operation. The gain on bargain purchase represents the net assets acquired from this transaction that were more than the purchase price totaling $954,000.

(2)

During the three-month period ending May 3, 2020, we incurred asset impairment charges totaling $13.7 million that pertained to goodwill and certain intangible assets. Of this $13.7 million, $11.5 million, and $2.2 million were associated with the mattress fabrics segment and upholstery fabrics segment, respectively.

(3)

The $742,000 adjustment for the three-months ending May 2, 2021, includes the income tax effects from the gain on bargain purchase and the change in our estimated full valuation allowance applied against our U.S. net deferred income taxes during the fourth quarter of fiscal 2021. The $2.8 million adjustment for the three-months ending May 3, 2020, includes the income tax effects from asset impairments, change in our estimated valuation allowance primarily applied against our U.S. state loss carryforwards, and our GILTI tax incurred during the fourth quarter of fiscal 2020.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE TWELVE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		May 2, 2021	As Reported		May 3, 2020
	May 2,		Adjusted	May 3,		Adjusted
	2021	Adjustments	Results	2020	Adjustments	Results
Gross profit from continuing operations	$49,832	—	$49,832	$40,498	—	$40,498
Selling, general, and administrative expenses	(37,756)	—	(37,756)	(34,424)	—	(34,424)
Asset impairments (2)	—	—	—	(13,712)	13,712	—
Restructuring credit (3)	—	—	—	70	(70)	—
Income (loss) from continuing operations	$12,076	—	$12,076	$(7,568)	13,642	$6,074
Gain on bargain purchase (1)	$819	(819)	$—	$—	$—	$—
Income (loss) before income taxes from continuing operations	$10,880	(819)	$10,061	$(7,679)	13,642	$5,963
Income tax expense (4) (5)	(7,693)	4,852	(2,841)	(3,354)	(1,284)	(4,638)
Income (loss) from investment in unconsolidated joint venture	31	—	31	(125)	—	(125)
Net income (loss) from continuing operations	$3,218	4,033	$7,251	$(11,158)	12,358	$1,200
Net income from continuing operations per share - basic	$0.26		$0.59	$(0.90)		$0.10
Net income from continuing operations per share - diluted	$0.26		$0.59	$(0.90)		$0.10
Average shares outstanding-basic	12,300		12,300	12,378		12,378
Average shares outstanding-diluted	12,322		12,322	12,378		12,405

Notes

(1)

Effective February 1, 2021, we acquired the remaining fifty percent ownership interest in our former unconsolidated joint venture located in Haiti. Pursuant to this transaction, we are now the sole owner with full control over this operation. The gain from bargain purchase represents the net assets acquired from this transaction that were more than the purchase price totaling $954,000.

(2)

During the year ending May 3, 2020, we incurred asset impairment charges totaling $13.7 million that pertained to goodwill and certain intangible assets. Of this $13.7 million, $11.5 million, and $2.2 million were associated with the mattress fabrics segment and upholstery fabrics segment, respectively.

(3)	The $70 restructuring credit pertains to employee termination benefits associated with the closure of our Anderson, SC upholstery fabrics facility.

(4) The $4.9 million adjustment for the year ending May 2, 2021, mostly represents an $8.5 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.6 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during the first quarter regarding Global Intangible Low-Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

(5)

The $1.3 million adjustments for the year ending May 3, 20201, represents the income tax effects from asset impairments totaling $3.0 million, partially offset by $1.5 million of GILTI, and $120,000 related to the change in our valuation allowance against our U.S. state loss carryforwards and other credits.

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CULP Announces Results for Fourth Quarter and Fiscal 2021

June 16, 2021

CULP, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED MAY 2, 2021, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	May 2,	May 3,
	2021	2020
Net income (loss)	$3,218	$(28,667)
Loss before income taxes from discontinued operations	—	17,577
Income tax expense from continuing operations	7,693	3,354
Interest income, net	(193)	(791)
Gain on bargain purchase	(819)	—
Asset impairments from continuing operations	—	13,712
Restructuring credit	—	(70)
Depreciation expense - continuing operations	6,846	7,477
Amortization expense	466	647
Stock based compensation	1,251	614
Adjusted EBITDA	$18,462	$13,853
% Net Sales	6.2%	5.4%

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